Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT (this “Amendment”), dated as of September 23, 2009, among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the “Borrower”), DEUTSCHE BANK SECURITIES INC., WELLS FARGO SECURITIES, LLC, BANC OF AMERICA SECURITIES LLC and RBS SECURITIES INC., as co-lead arrangers and co-book running managers (in such capacities, the “Co-Lead Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as syndication agents (in such capacities, the “Syndication Agents”), the Lenders (as defined below) party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Swingline Lender, Administrative Agent and Collateral Agent under the Credit Agreement (as defined below), WACHOVIA BANK NATIONAL ASSOCIATION, as L/C Lender under the Credit Agreement, and the other parties hereto to the Credit Agreement, dated as of October 3, 2005 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”), among the Borrower, the subsidiary guarantors party thereto from time to time (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), the L/C Lenders party thereto, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P. and LEHMAN BROTHERS INC., as joint lead arrangers and joint bookrunners, GOLDMAN SACHS CREDIT PARTNERS L.P. and LEHMAN COMMERCIAL PAPER INC., as co-syndication agents, DEUTSCHE BANK TRUST COMPANY AMERICAS, as swingline lender (in such capacity, together with its successors in such capacity, the “Swingline Lender”), as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and CALYON NEW YORK BRANCH, WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF SCOTLAND, as co-documentation agents.

WHEREAS, the Borrower has requested, and certain Revolving Lenders (“Extending Revolving Lenders”) have agreed, upon the terms and subject to the conditions set forth herein, to extend the maturity of all or a portion of their respective Revolving Commitments and Revolving Loans to July 3, 2012;

WHEREAS, the Borrower has requested, and certain Persons (“Incremental Tranche B Revolving Lenders”) have agreed, upon the terms and subject to the conditions set forth herein and in a Tranche B Revolving Lender Addendum substantially in the form of Annex A hereto (“Tranche B Revolving Lender Addendum”), executed and delivered by each such Incremental Tranche B Revolving Lender, to hold Tranche B Revolving Commitments (as defined below) (the “Incremental Tranche B Revolving Commitments”); and

WHEREAS, the Borrower has requested that the Lenders agree, upon the terms and subject to the conditions set forth herein, to amend certain provisions of the Credit Agreement to, among other things, permit Borrower Loan Purchases (as defined below);

NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                                Defined Terms.  Unless otherwise indicated, all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

SECTION 2.                                Amendments to the Credit Agreement.

Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)                                  Section 1.01 of the Credit Agreement is hereby amended:

(i)                                     by deleting the definitions of “Consolidated Senior Leverage Ratio”, “Incremental Term A/B Loan Commitments” and “Incremental Term A/B Loans”;

(ii)                                  by adding the following new definitions to appear in proper alphabetical order:

“Auction Amount” shall have the meaning provided in Exhibit P hereto.

“Auction Manager” shall mean DBSI (or such other financial institution as shall be selected by the Borrower in a written notice to the Administrative Agent) in its capacity as Auction Manager.

“Auction Procedures” shall mean, collectively, the auction procedures, auction notice, return bid and Borrower Assignment Agreement in substantially the form set forth as Exhibit P hereto; provided, however, the Auction Manager, with the prior written consent of the Borrower, may amend or modify the procedures, notices, bids and Borrower Assignment Agreement in connection with any Borrower Loan Purchase (but excluding economic terms of a particular auction after any Lender has validly tendered Term Loans requested in an offer relating to such auction, other than to increase the Auction Amount or raise the Discount Range applicable to such auction); provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due in such auction.

“Borrower Assignment Agreement” shall mean, with respect to any assignment to Borrower pursuant to Section 13.05(d), an Assignment and Acceptance Agreement substantially in the form of Annex C to the Auction Procedures (as may be modified from time to time as set forth in the definition of Auction Procedures).

“Borrower Assignment Effective Date” shall have the meaning provided in Section 13.05(d).

“Borrower Letter” shall mean a Borrower Letter substantially in the form attached as Exhibit Q hereto.

“Borrower Loan Purchase” shall mean any purchase of Term Loans (other than Term A Facility Loans) by Borrower pursuant to Section 13.05(d).

“Cash Collateralize” shall mean, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to each of the Administrative Agent, the L/C Lender (in the case of obligations owing to the L/C Lender) and the Swingline Lender (in the case of obligations owing to the Swingline Lender) (and “Cash Collateral” and “Cash Collateralization” have corresponding meanings).

“Consolidated Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date, minus, without duplication, all unsecured Indebtedness of Borrower and its Restricted Subsidiaries as of such date, to (b) Consolidated EBITDA for the Test Period in respect of such date.  The calculation of Consolidated Senior Secured Leverage Ratio shall be subject to Section 10.08(e).

“Discount Range” shall have the meaning provided in Exhibit P hereto.

“Excluded Information” shall have the meaning provided in Section 12.06.

“Existing Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Existing Revolving Tranche” shall have the meaning provided in Section 2.13(b).

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.13(a).

“Existing Tranche” shall mean any Existing Term Loan Tranche or Existing Revolving Tranche.

“Extended Loans/Commitments” shall mean Extended Term Loans and/or Extended Revolving Commitments.

“Extended Revolving Commitments” shall have the meaning provided in Section 2.13(b).

“Extended Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Extended Term Loans” shall have the meaning provided in Section 2.13(a).

“Extending Lender” shall have the meaning provided in Section 2.13(c).

“Extension Amendment” shall have the meaning provided in Section 2.13(d).

“Extension Date” shall mean any date on which any Existing Term Loan Tranche or Existing Revolving Tranche is modified to extend the related scheduled maturity date(s) in accordance with Section 2.13 (with respect to Lenders under such Existing Term Loan Tranche or Existing Revolving Tranche which agree to such modification).

“Extension Election” shall have the meaning provided in Section 2.13(c).

“Extension Request” shall mean any Term Loan Extension Request or Revolving Extension Request.

“Extension Series” shall mean all Extended Term Loans or Extended Revolving Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series).

“Incremental Existing Tranche Revolving Commitments” shall have the meaning set forth in Section 2.12(a).

“Incremental Revolving Commitments” shall mean the New Incremental Revolving Commitments and the Incremental Existing Tranche Revolving Commitments.

“Incremental Tranche B Revolving Commitments” shall have the meaning provided in the Second Amendment.

“Incremental Tranche B Revolving Lenders” shall have the meaning provided in the Second Amendment.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action authorizing or indicating its consent to or acquiescence in any such proceeding or appointment; provided, however, that a Lender Insolvency Event shall not be deemed to exist solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company by a Governmental Authority or an instrumentality thereof.

“New Incremental Revolving Commitment” shall have the meaning set forth in Section 2.12(a).

“New Incremental Revolving Loan” shall have the meaning set forth in Section 2.12(a).

“New Incremental Revolving Loan Facility” shall mean each credit facility comprising a series or Tranche of New Incremental Revolving Commitments and any related New Incremental Revolving Loans.

“New Incremental Revolving Loan Maturity Date” shall mean, with respect to any New Incremental Revolving Commitments and any related New Incremental Revolving Loans, the maturity date thereof as determined in accordance with Section 2.12(c).

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Revolving Extension Request” shall have the meaning provided in Section 2.13(b).

“Second Amendment” shall mean the Second Amendment to this Agreement.

“Second Amendment Effective Date” shall mean the date of the satisfaction of the conditions referred to in Section 7 of the Second Amendment.

“Term Loan Extension Request” shall have the meaning provided in Section 2.13(a).

“Total Tranche B Revolving Commitments” shall mean, at any time, the Tranche B Revolving Commitments of all the Tranche B Revolving Lenders at such time.

“Tranche A Letter of Credit” shall mean a Letter of Credit with an expiration date on or before the fifth Business Day preceding the Tranche A R/C Maturity Date.

“Tranche A R/C Maturity Date” shall mean October 3, 2010.

“Tranche A Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Tranche A Revolving Loans hereunder, as the same may be (a) changed pursuant to Section 13.05(b), (b) reduced or terminated from time to time pursuant to Sections 2.04 and/or 11.01, as applicable, or (c) increased or otherwise adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.12.

“Tranche A Revolving Lenders” shall mean the Lenders from time to time holding Tranche A Revolving Loans and/or a Tranche A Revolving Commitment as in effect from time to time.

“Tranche A Revolving Loans” shall mean Revolving Loans made in respect of Tranche A Revolving Commitments.

“Tranche B Letter of Credit” shall mean a Letter of Credit with an expiration date after the fifth Business Day preceding the Tranche A R/C Maturity Date.

“Tranche B R/C Maturity Date” shall mean July 3, 2012.

“Tranche B Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Tranche B Revolving Loans hereunder, as the same may be (a) changed pursuant to Section 13.05(b), (b) reduced or terminated from time to time pursuant to Sections 2.04 and/or 11.01, as applicable, or (c) increased or otherwise adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.12.

“Tranche B Revolving Lenders” shall mean the Lenders from time to time holding Tranche B Revolving Loans and/or a Tranche B Revolving Commitment as in effect from time to time.

“Tranche B Revolving Loans” shall mean Revolving Loans made in respect of Tranche B Revolving Commitments.

“Unaffiliated Joint Ventures” shall mean any joint venture of Borrower or any of its Subsidiaries; provided, however, that (i) Borrower and its Subsidiaries shall not own, directly or indirectly, in excess of 60% of the Equity Interests of such joint venture, (ii) all Investments in, and other transactions entered into with, such joint venture by Borrower or any of its Restricted Subsidiaries were made in compliance with this Agreement and (iii) no Affiliate (other than Borrower or any Subsidiary) or officer or director of Borrower or any of its Subsidiaries owns any Equity Interest, or has any material economic interest, in such joint venture.

(iii)                               by restating the following definitions in their entirety as follows:

“Agent” shall mean any of Administrative Agent, Auction Manager, Collateral Agent, Lead Arrangers, Co-Syndication Agents and/or Co-Documentation Agents, as applicable.  All discretionary authority vested in Collateral Agent hereunder may be exercised in consultation with Lead Arrangers and/or counsel to Lead Arrangers and Administrative Agent.

“Alternate Base Rate” shall mean for any day, the greatest of (i) the corporate base rate of interest announced by Administrative Agent from time to time, changing effective on the date of announcement of said corporate base rate changes, (ii) the Federal Funds Rate plus 0.50% per annum and (iii) the LIBO Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points; provided, however, that the Alternate Base Rate shall not equal the rate set forth in the foregoing clause (iii) for more than thirty (30) days in any 12-month period.  The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

“Eligible Assignee” shall mean and include (i) a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D) and (ii) solely for purposes of Borrower Loan Purchases, Borrower; provided, however, that, other than as set forth in clause (ii) of this definition, neither Borrower nor any of Borrower’s Affiliates or Subsidiaries shall be an Eligible Assignee.

“Final Maturity Date” shall mean the latest of the latest R/C Maturity Date, the Term A Facility Maturity Date, the Term B Facility Maturity Date, the latest New Incremental Term Loan Maturity Date and the latest final maturity date applicable to any Extended Term Loans.

“Incremental Commitment Amount” shall mean $700.0 million (as the same may be reduced or terminated from time to time pursuant to Section 2.04); provided, however, that in no event shall the aggregate amount of all Incremental Revolving Commitments provided pursuant to Section 2.12 exceed $200.0 million.  Notwithstanding the foregoing, the Incremental Commitment Amount (and, in the case of Incremental Revolving Commitments, the permitted amount of Incremental Revolving Commitments referred to in the preceding sentence) shall exclude, and not be reduced by, (i) the Incremental Tranche B Revolving Commitments extended on the Second Amendment Effective Date or (ii) the amount of Incremental Term Loan Commitments and Incremental Revolving Commitments that are used, concurrently with the extension of such Incremental Commitments, to repay then-outstanding Term Loans, in the case of Incremental Term Loan Commitments, or to repay, replace and terminate then-outstanding Revolving Commitments and Revolving Loans, in the case of Incremental Revolving Commitments and, in each case, to pay fees and expenses directly related to the extension of such Incremental Commitments.

“Incremental Commitments” shall mean the Incremental Revolving Commitments, the Incremental Term B Loan Commitments and the New Incremental Term Loan Commitments.

“Incremental Term Loan Commitments” shall mean the Incremental Term B Loan Commitments and the New Incremental Term Loan Commitments.

“Incremental Term Loans” shall mean the Incremental Term B Loans and the New Incremental Term Loans.

“Lender Default” shall mean, in respect of any Lender, (i) such Lender has failed, for more than one (1) Business Day, to comply with its obligations under this Agreement to make a Loan, make a payment to the L/C Lender in respect of an L/C Disbursement and/or make a payment to the Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted generally (excluding bona fide disputes) on its funding obligations under other loan agreements or credit agreements or other similar agreements or (iii) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  Any determination of a Lender Default under clauses (i) through (iii) above will be made by the Administrative Agent in its reasonable discretion acting in good faith.

“R/C Maturity Date” shall mean (a) the Tranche A R/C Maturity Date in the case of Tranche A Revolving Commitments or Tranche A Letters of Credit, (b) the Tranche B R/C Maturity Date in the case of Tranche B Revolving Commitments or Tranche B Letters of Credit and

(c) the maturity date set forth in the applicable Extension Amendment or Incremental Joinder Agreement in the case of any other Tranche of Revolving Commitments.  Unless the context otherwise requires, references to the R/C Maturity Date in this Agreement shall mean the latest maturity date of any Tranche of Revolving Commitments then in effect.

“Required Tranche Lenders” shall mean:  (a) with respect to Lenders having Revolving Commitments or Revolving Loans of any particular Tranche, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Unutilized R/C Commitments, Revolving Loans, Swingline Exposure and L/C Liabilities, in each case, in respect of such Tranche and then outstanding; (b) with respect to Lenders having Term A Facility Loans or Term A Facility Commitments, Lenders having more than 50% of the aggregate sum of the Term A Facility Loans and Term A Facility Commitments then outstanding; (c) with respect to Lenders having Term B Facility Loans, Term B Facility Commitments or Incremental Term B Loan Commitments, Lenders having more than 50% of the aggregate sum of the Term B Facility Loans, Term B Facility Commitments and Incremental Term B Loan Commitments then outstanding; and (d) for each New Incremental Term Loan Facility, if applicable, with respect to Lenders having New Incremental Term Loans or New Incremental Term Loan Commitments, in each case, in respect of such New Incremental Term Loan Facility, Lenders having more than 50% of the aggregate sum of such New Incremental Term Loans and New Incremental Term Loan Commitments then outstanding.

“Revolving Availability Period” shall mean, (i) with respect to the Tranche A Revolving Commitments, the period from and including the Closing Date to but excluding the earlier of the Tranche A R/C Maturity Date and the date of termination of the Tranche A Revolving Commitments, (ii) with respect to Tranche B Revolving Commitments, the period from and including the Second Amendment Effective Date to but excluding the earlier of the Tranche B R/C Maturity Date and the date of termination of the Tranche B Revolving Commitments and (iii) with respect to any other Tranche of Revolving Commitments, the period from and including the date such Tranche of Revolving Commitments is established to but excluding the earlier of the maturity date set forth in the applicable Extension Amendment or Incremental Joinder Agreement and the date of termination of such Tranche of Revolving Commitments.  Unless the context otherwise requires, references in this Agreement to the Revolving Availability Period shall mean the Revolving Availability Period ending on the latest R/C Maturity Date then in effect.

“Term A Facility” shall mean the credit facility comprising the Term A Facility Commitments and the Term A Facility Loans.

“Term A Facility Lenders” shall mean (a) on the Closing Date, the Lenders having Term A Facility Commitments on Annex A-2 hereof and (b) thereafter, Lenders from time to time holding any Term A Facility Loans, as the case may be, after giving effect to any assignments thereof permitted by Section 13.05(b).

“Term A Facility Loans” shall mean, collectively, term loans made pursuant to Section 2.01(b).

“Term Facilities” shall mean, collectively, the credit facilities comprising the Term A Facility, the Term B Facility, any New Incremental Term Loan Facilities and the credit facilities comprising the Extended Term Loans, if any.

“Term Loans” shall mean, collectively, the Term A Facility Loans, the Term B Facility Loans, any Extended Term Loans and any New Incremental Term Loans.

“Tranche” shall mean (i) with respect to Lenders, each of the following classes of Lenders:  (a) Lenders having Tranche A Revolving Loans or Tranche A Revolving Commitments, (b) Lenders having Tranche B Revolving Loans or Tranche B Revolving Commitments, (c) Lenders having such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an Extension Amendment or Incremental Joinder Agreement, (d) Lenders having Term A Facility Commitments or Term A Facility Loans, (e) Lenders having Term B Facility Commitments, Incremental Term B Loan Commitments or Term B Facility Loans and (f) Lenders having such other Tranche of Term Loan Commitments or Term Loans created pursuant to an Extension Amendment or Incremental Joinder Agreement, and (ii) with respect to Loans or Commitments, each of the following classes of Loans or Commitments:  (a) Tranche A Revolving Loans or Tranche A Revolving Commitments, (b) Tranche B Revolving Loans or Tranche B Revolving Commitments, (c) such other Tranche of Revolving Commitments or Revolving Loans created pursuant to an Extension Amendment or Incremental Joinder Agreement, (d) Term A Facility Commitments or Term A Facility Loans, (e) Term B Facility Commitments, Incremental Term B Loan Commitments or Term B Facility Loans and (f) such other Tranche of Term Loan Commitments or Term Loans created pursuant to an Extension Amendment or Incremental Joinder Agreement.

(iv)                              by amending the definition of “Adjusted Net Income” by replacing clause (b) of such definition with the following:

“(b) any non-recurring or extraordinary items of income (including cancellation of indebtedness income) or non-recurring or extraordinary items of cost or expense for such period and the net tax consequences thereof for such period (as determined in good faith by Borrower), except that Adjusted Net Income for such period shall be increased (to the extent not otherwise included in Adjusted Net Income) by the amount of insurance proceeds received during such period in respect of any Casualty Event; provided, however, that (A) such amount of insurance proceeds plus the Adjusted Net Income (excluding such insurance proceeds), if any, attributable to the Property subject to such Casualty Event for such period shall not exceed (B) an amount equal to the Adjusted Net Income attributable to such Property for the previous Test Period most recently ended prior to the date of such Casualty Event (calculated on a pro forma annualized basis to the extent such Property was not operational for the full previous Test Period)”.

(v)                                 by amending the definition of “Adjusted Net Income” by replacing clause (g) of such definition with the following:

“(g)  income of any Unrestricted Subsidiaries, Joint Ventures (other than Joint Ventures that are Restricted Subsidiaries) or 50% or less-owned entities, except that Adjusted Net Income shall be increased (to the extent not otherwise included in Adjusted Net Income) to the extent of the amount of dividends or other distributions or payments (including management fees) actually received in cash from such Unrestricted Subsidiaries, Joint Ventures or 50% or less-owned entities”.

(vi)                              by amending the definition of “Cash Equivalents” by deleting the “or” before clause (g) of such definition and adding the following after such clause (g) and before the “.”:

“; or (h) solely with respect to any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, or issued by any agency of such country and backed by the full faith and credit of such country, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such country is rated at least “A”

or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s and (ii) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof and maturing within one year of the date of acquisition.”

(vii)                           by amending the definition of “Consolidated EBITDA” by replacing clause (4) of such definition with the following:

“(4) any extraordinary non-cash items (other than cancellation of indebtedness income)”.

(viii)                        by amending the definition of “Debt Issuance” to replace each occurrence of the term “Consolidated Senior Leverage Ratio” in such definition with the term “Consolidated Senior Secured Leverage Ratio”.

(ix)                                by amending the definition of “Excess Cash Flow” by inserting the following after “Commitments)” and before the “;” at the end of the first sentence of clause (h) of such definition:

“and excluding Indebtedness repurchased, redeemed, retired, acquired, defeased or cancelled pursuant to clause (n) of Section 10.10 hereof”.

(x)                                   by amending the definition of “Fixed Charges” by replacing the phrase “Asset Sales not in the ordinary course of business” in clause (c) of such definition with the following:

“(x) Asset Sales not in the ordinary course of business or (y) non-recurring or extraordinary items (including cancellation of indebtedness income), in each case, to the extent that such Asset Sales or non-recurring or extraordinary items are (A) excluded from Adjusted Net Income pursuant to the definition thereof and (B) otherwise not included in Consolidated EBITDA pursuant to the definition thereof”.

(xi)                                by amending the definition of “Interest Period” by inserting “of such Revolving Loan” immediately after each reference to “R/C Maturity Date” in such definition.

(xii)                             by amending the definition of “Investments” by replacing clause (y) of the proviso of such definition with the following:

“(y) the amount of Investments in such Subsidiary that was deemed to have been made (directly or indirectly) at the time of, or has been made (directly or indirectly) since, the Designation of such Subsidiary as an Unrestricted Subsidiary, to the extent that such amount constitutes an outstanding Investment under clauses (i), (j), (l) or (m) of Section 10.04 at the time of such Revocation”.

(xiii)                          by amending the definition of “L/C Liability” by replacing the second sentence of such definition with the following:

“The L/C Liability of any Revolving Lender at any time shall mean such Revolving Lender’s participations and obligations in respect of outstanding Letters of Credit at such time”.

(xiv)                         by amending the definition of “LIBO Rate” by adding the following after the first sentence of such definition:

“Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second Business Day preceding the date of determination).”

(xv)                            by amending the definition of “Maintenance Capital Expenditures” by replacing the phrase “which materially add to or significantly improve any such property” in such definition with the following:

“(x) which materially add to or significantly improve any such property or (y) expended with Net Available Proceeds from Casualty Events”.

(xvi)                         by amending the definition of “Permitted Acquisition” by replacing the phrase “all or substantially all the assets of, or all the Equity Interests in, a person or business of a person” in such definition with the following:

“all or substantially all the business, property or assets of, or Equity Interests in, a person or any division or line of business of a person”.

(xvii)                      by amending the definition of “Permitted Subordinated Indebtedness” by replacing clause (a) of such definition with the following:

“(a) (i) that contains subordination provisions that are reasonably satisfactory to Lead Arrangers (it being understood that subordination provisions providing that such Indebtedness is at least as subordinated in all material respects to the Obligations then outstanding as the obligations under the Borrower Outstanding Bond Indentures, as in effect on the date hereof, to the Obligations are reasonably satisfactory to Lead Arrangers) or (ii) that contains subordination provisions that are reasonably satisfactory to DBSI and”.

(xviii)                   by amending the definition of “R/C Percentage” by adding the following after the first sentence of such definition:

“For the purpose of determining the participation (and obligation) of a Revolving Lender in respect of a Tranche B Letter of Credit, the R/C Percentage of such Revolving Lender shall mean a fraction (expressed as a percentage) the numerator of which is the Tranche B Revolving Commitment of such Revolving Lender at such time and the denominator of which is the Total Tranche B Revolving Commitments at such time.”

(xix)                           by amending the definition of “Telerate British Bankers Assoc. Interest Settlement Rates Page” by replacing the phrase “Page 3750 on the Telerate System Incorporated Service” with the phrase “Reuters Screen LIBOR01”.

(b)                                 Section 1.02 of the Credit Agreement is hereby amended by deleting the following terms and related cross-references from the list of definitions in such Section: “Incremental Revolving Commitment”, “Incremental Term A Loan Commitments” and “Incremental Term A Loans”.

(c)                                  Section 1.04 of the Credit Agreement is hereby amended by replacing the second sentence thereof with the following:

“The “Class” of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Tranche A Revolving Loan, Tranche B Revolving Loan, any particular Tranche of New Incremental Revolving Loans, any particular Tranche of Revolving Loans created pursuant to an Extension Amendment, Term A Facility Loan, Term B Facility Loan, any particular Tranche of New Incremental Term Loans, any particular Tranche of Term Loans created pursuant to an Extension Amendment or a Swingline Loan, each of which constitutes a Class.”

(d)                                 Section 2.01(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a)                            Revolving Loans.  With respect to each Tranche of Revolving Commitments, each Revolving Lender holding Revolving Commitments in respect of such Tranche agrees, severally and not jointly, on the terms and conditions of this Agreement, to make revolving loans (the “Revolving Loans”) to Borrower in Dollars from time to time, on any Business Day during the Revolving Availability Period applicable to such Tranche, in an aggregate principal amount at any one time outstanding not exceeding the amount of such Revolving Commitment of such Revolving Lender in respect of such Tranche as in effect from time to time; provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the sum of the aggregate principal amount of (without duplication) all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all L/C Liabilities shall not exceed the Total Revolving Commitments as in effect at such time, (ii) the Revolving Exposure of such Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitments in effect at such time and (iii) the Revolving Exposure of such Revolving Lender with respect to any particular Tranche of Revolving Commitments shall not exceed such Revolving Lender’s Revolving Commitments in effect at such time in respect of such Tranche.  Subject to the terms and conditions of this Agreement, during the applicable Revolving Availability Period, Borrower may borrow, repay and re-borrow the amount of the Revolving Commitments in respect of the relevant Tranche by means of ABR Loans and LIBOR Loans.”

(e)                                  Section 2.01(d) of the Credit Agreement is hereby amended by replacing the first sentence thereof with the following:

“No more than 30 separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.”

(f)                                    Section 2.01(e)(i) of the Credit Agreement is hereby amended by replacing clause (y) of the first sentence thereof with the following:

“(y) (1) the sum of the total Revolving Exposures exceeding the Total Revolving Commitments or (2) the Revolving Exposure of any Revolving Lender exceeding the Revolving Commitments of such Lender then in effect;”.

(g)                                 Section 2.02 of the Credit Agreement is hereby amended by adding the following after “R/C Percentage” and before the “.” at the end of the third sentence of such section:

“(for the avoidance of doubt, for so long as multiple Tranches of Revolving Commitments are outstanding, each borrowing of Revolving Loans shall be made pro rata across all such Tranches (based on the aggregate Unutilized R/C Commitments with respect to each such Tranche); provided, however, that borrowings of Revolving Loans made on the Second Amendment Effective Date and on each Incremental Effective Date may be made on such basis as shall result in all Revolving Loans outstanding on the Second Amendment Effective Date or such Incremental Effective Date, as applicable, (after giving effect to such borrowings) being held by all

Revolving Lenders (including Incremental Tranche B Revolving Lenders or any Revolving Lender which is acquiring a new or additional Revolving Commitment on such Incremental Effective Date, as applicable) ratably in accordance with their Revolving Commitments (after giving effect to the extension of Incremental Tranche B Revolving Commitments or the relevant Incremental Revolving Commitments, as applicable); provided, further, that borrowings of Revolving Loans made on or after the fifth Business Day preceding the R/C Maturity Date applicable to a particular Tranche shall be made pro rata across all other Tranches)”.

(h)                                 Section 2.03(a)(i) of the Credit Agreement is hereby restated in its entirety as follows:

“(i) the aggregate amount of (A) all L/C Liabilities, plus the aggregate principal amount of all the Revolving Loans and Swingline Loans then outstanding, exceed at any time the Total Revolving Commitments as in effect at such time or (B) all L/C Liabilities in respect of Tranche B Letters of Credit, plus the aggregate principal amount of all the Tranche B Revolving Loans and Swingline Loans (to the extent constituting Swingline Exposure in respect of Tranche B Revolving Commitments) then outstanding, exceed at any time the Total Tranche B Revolving Commitments as in effect at such time,”

(i)                                     Section 2.03(a)(ii) of the Credit Agreement is hereby restated in its entirety as follows:

“the sum of the aggregate principal amount of all (i) Revolving Loans of any Revolving Lender then outstanding, plus such Revolving Lender’s L/C Liability plus such Revolving Lender’s Swingline Exposure exceed at any time such Revolving Lender’s Revolving Commitment as in effect at such time or (ii) Tranche B Revolving Loans of any Tranche B Revolving Lender then outstanding, plus such Tranche B Revolving Lender’s L/C Liability in respect of Tranche B Letters of Credit plus such Tranche B Revolving Lender’s Swingline Exposure (with respect to its Tranche B Revolving Commitments)  exceed at any time such Tranche B Revolving Lender’s Tranche B Revolving Commitment as in effect at such time,”

(j)                                     Section 2.03(a)(v) of the Credit Agreement is hereby restated in its entirety as follows:

“(v)                           the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the next succeeding R/C Maturity Date (or, in the case of Tranche B Letters of Credit only, the 364th day after the Tranche B R/C Maturity Date) and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Required Revolving Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the next succeeding R/C Maturity Date (or, in the case of Tranche B Letters of Credit only, the 364th day after the Tranche B R/C Maturity Date)); provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day prior to the next succeeding R/C Maturity Date (or, in the case of Tranche B Letters of Credit only, the 364th day after the Tranche B R/C Maturity Date)).”

(k)                                  Section 2.03(b) of the Credit Agreement is hereby amended by adding the following after “R/C Maturity Date” and before the “.” at the end of the second sentence of such section:

“(or, in the case of Tranche B Letters of Credit only, the 364th day after the Tranche B R/C Maturity Date)”.

(l)                                     Section 2.03(d) of the Credit Agreement is hereby amended by replacing the fourth sentence thereof with the following:

“Borrower hereby unconditionally agrees to pay and reimburse L/C Lender for the amount of payment under such Letter of Credit in Dollars, together with interest thereon at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin applicable to (i) if such Letter of Credit is a Tranche A Letter of Credit, Revolving Loans (determined based on such Alternate Base Rate plus a weighted average of the Applicable Margins applicable to each Tranche of Revolving Commitments then outstanding based on the respective Revolving Commitments outstanding under each such Tranche) or (ii) if such Letter of Credit is a Tranche B Letter of Credit, Tranche B Revolving Loans, in each case, that are maintained as ABR Loans as are in effect from time to time from the date payment was made to such beneficiary to the date on which payment is due, such payment to be made not later than the first Business Day after the date on which Borrower receives the applicable L/C Payment Notice (or the second Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day).”

(m)                               Section 2.03(h) of the Credit Agreement is hereby amended by replacing the first and second sentence thereof with the following:

“Borrower shall pay to Administrative Agent, for the account of each Revolving Lender, in respect of each Letter of Credit for which such Revolving Lender has a L/C Liability, a letter of credit commission equal to (x) the rate per annum equal to the Applicable Margin for (A) if such Letter of Credit is a Tranche A Letter of Credit, Revolving Loans made by such Revolving Lender (determined based on a weighted average of the Applicable Margins applicable to each Tranche of Revolving Commitments held by such Revolving Lender based on such Revolving Lender’s respective Revolving Commitments outstanding under each such Tranche) or (B) if such Letter of Credit is a Tranche B Letter of Credit, Tranche B Revolving Loans, in each case, that are LIBOR Loans in effect from time to time, multiplied by (y) the daily Dollar Equivalent of the Stated Amount of each Letter of Credit (such Dollar Equivalent to be determined in accordance with Section 1.06) for the period from and including the date of issuance of each Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to and excluding the date on such Letter of Credit is drawn in full or is terminated.  Such commission will be non-refundable and is to be paid (1) quarterly in arrears on each Quarterly Date, (2) on each R/C Maturity Date (other than in respect of Letters of Credit with a stated expiration date after such R/C Maturity Date) and (3) on the first day on or after the Tranche B R/C Maturity Date upon which no Letters of Credit remain outstanding.”

(n)                                 Section 2.03(h) of the Credit Agreement is hereby amended by adding the following after “Quarterly Date” and before the “.” at the end of the third sentence thereof:

“and on the first day on or after the Tranche B R/C Maturity Date upon which no Letters of Credit remain outstanding”.

(o)                                 Section 2.03(j) of the Credit Agreement is hereby restated in its entirety as follows:

“If and to the extent that any Revolving Lender fails to pay an amount required to be paid pursuant to Section 2.03(f) or 2.03(g) on the due date therefor, such Revolving Lender shall pay to L/C Lender (through Administrative Agent) interest on such amount for each day from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) for the first three days and at the interest rate (in effect from time to time) applicable to (A) if the relevant Letter of Credit is a Tranche A

Letter of Credit, Revolving Loans made by such Revolving Lender (determined based on a weighted average of the rates applicable to each Tranche of Revolving Commitments held by such Revolving Lender based on such Revolving Lender’s respective Revolving Commitments outstanding under each such Tranche) or (B) if the relevant Letter of Credit is a Tranche B Letter of Credit, Tranche B Revolving Loans, in each case, that are maintained as ABR Loans for each day thereafter.”

(p)                                 Section 2.04(a)(iv) of the Credit Agreement is hereby amended by deleting the phrase “, and to zero on the date that is the third anniversary of the Closing Date” at the end of such section.

(q)                                 Section 2.04(a)(v) of the Credit Agreement is hereby amended by replacing the phrase “, and to zero on the date that is the third anniversary of the Closing Date” at the end of such section with the following:

“; provided, however, that the Incremental Commitment Amount shall not be reduced by (i) the Incremental Tranche B Revolving Commitments extended on the Second Amendment Effective Date or (ii) the amount of Incremental Term Loan Commitments and Incremental Revolving Commitments that are used, concurrently with the extension of such Incremental Commitments, to repay then-outstanding Term Loans, in the case of Incremental Term Loan Commitments, or to repay, replace and terminate then-outstanding Revolving Commitments and Revolving Loans, in the case of Incremental Revolving Commitments and, in each case, to pay fees and expenses directly related to the extension of such Incremental Commitments”.

(r)                                    Section 2.04(a)(vi) of the Credit Agreement is hereby restated in its entirety as follows:

“(vi) The aggregate amount of the Revolving Commitments of any Tranche shall be automatically and permanently reduced to zero on the R/C Maturity Date applicable to such Tranche and the L/C Commitments and the Swingline Commitment shall be automatically and permanently reduced to zero on the latest R/C Maturity Date.”

(s)                                  Section 2.04(b) of the Credit Agreement is hereby restated in its entirety as follows:

“Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05) (i) so long as no Revolving Loans, Swingline Loans or L/C Liabilities will be outstanding as of the date specified for termination (after giving effect to all transactions occurring on such date), to terminate the Revolving Commitments in their entirety, (ii) to reduce the aggregate amount of the Unutilized R/C Commitments (which shall be pro rata among Revolving Lenders) and (iii) so long as the remaining Tranche A Revolving Commitments will equal or exceed the outstanding Tranche A Revolving Loans, Swingline Exposure and L/C Liabilities of Tranche A Revolving Lenders in respect of such Tranche A Revolving Commitments, to reduce the aggregate amount of the Tranche A Revolving Commitments (which shall be pro rata among Tranche A Revolving Lenders) without concurrently reducing the aggregate amount of the Tranche B Revolving Commitments; provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or any whole multiple of $1.0 million in excess thereof) or, if less, the remaining Unutilized R/C Commitments; provided, further, that, in the case of clause (iii) participations in Letters of Credit and Swingline Loans held by Tranche A Revolving Lenders shall be reallocated to Tranche B Revolving Lenders as shall be necessary in order that, after giving effect to such reallocation, such participations will be held by Tranche A Revolving Lenders and Tranche B

Revolving Lenders ratably in accordance with their R/C Percentages after giving effect to such reduction in Tranche A Revolving Commitments.”

(t)                                    Section 2.05(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a)                            Borrower shall pay to Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender), with respect to such Revolving Lender’s Revolving Commitments, a commitment fee for the period from and including the Closing Date (or, following the conversion of such Revolving Commitment into another Tranche, the applicable Extension Date) to but not including the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment, in each case, computed at a rate per annum equal to the Applicable Fee Percentage in effect from time to time during such period on the daily average amount of such Revolving Lender’s Unutilized R/C Commitment.  For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and L/C Liability of such Revolving Lender (and the Swingline Exposure of such Revolving Lender shall be disregarded for such purpose).  Any accrued commitment fee under this Section 2.05(a) in respect of any Revolving Commitment shall be payable in arrears on each Quarterly Date and on the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment; provided, however, that accrued commitment fees in respect of Revolving Commitments modified to constitute Tranche B Revolving Commitments on the Second Amendment Effective Date shall be payable on the next succeeding Quarterly Date after the Second Amendment Effective Date.”

(u)                                 Section 2.05 of the Credit Agreement is hereby amended by adding new clause (d) to the end of such section as follows

“(d)                           Borrower shall pay to the Auction Manager for its own account, in connection with any Borrower Loan Purchase, such fees as may be agreed between Borrower and the Auction Manager.”

(v)                                 Section 2.09(b)(i) of the Credit Agreement is hereby amended by adding the following after “Borrower” and before the “.” at the end of Section 2.09(b)(i):

“; provided, however, that, except in connection with a reduction in Tranche A Revolving Commitments pursuant to Section 2.04(b)(iii), prior to the Tranche A R/C Maturity Date, each payment or prepayment of principal of Revolving Loans shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amount of Revolving Loans held by them”.

(w)                               Section 2.09(b)(iii) of the Credit Agreement is hereby amended by replacing the term “Consolidated Senior Leverage Ratio” in such section with the term “Consolidated Senior Secured Leverage Ratio”.

(x)                                   Section 2.10(a)(iv) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Consolidated Senior Leverage Ratio” in such section with the term “Consolidated Senior Secured Leverage Ratio”.

(y)                                 Section 2.10 of the Credit Agreement is hereby amended by adding new clause (f) to the end of such section as follows:

“(f)                              Outstanding Letters of Credit.   If any Letter of Credit is outstanding on the 30th day prior to the Tranche B R/C Maturity Date which has an expiry date later than the fifth Business Day preceding the Tranche B R/C Maturity Date (or which, pursuant to its terms, may be extended to a date later than the fifth Business Day preceding the Tranche B R/C Maturity Date), the Borrower shall, on such 30th day, either (x) pay to the Administrative Agent an amount of cash equal to 105% of the aggregate Stated Amount of all such Letters of Credit to be held as security for all obligations of the Borrower to the L/C Lender in respect of such Letters of Credit in a Cash Collateral account to be established by, and under the sole dominion and control of, the Administrative Agent (it being understood that such Cash Collateral shall be released to the extent that such aggregate Stated Amount is reduced upon the expiration or termination of such Letters of Credit, so that the Cash Collateral shall not exceed 105% of the aggregate Stated Amount of such Letters of Credit outstanding at any particular time) or (y) deliver to the Administrative Agent a standby letter of credit (other than a Letter of Credit) in favor of the Administrative Agent and in a stated amount equal to 105% of the aggregate Stated Amount of all such Letters of Credit, which standby letter of credit shall be in form and substance, and issued by a financially sound financial institution, reasonably acceptable to the Administrative Agent.”

(z)                                   Section 2.11(a) of the Credit Agreement is hereby amended by adding the following after the phrase “generally able to do so” and before the term “and/or” in clause (x) of such section:

“or such Lender is, and has been for a period of more than 10 Business Days, a Defaulting Lender”.

(aa)                            Section 2.11(a) of the Credit Agreement is hereby amended by replacing the parenthetical immediately following the phrase “and in each case L/C Interests of, the Replaced Lender” in clause (i) of the proviso to the first sentence of such section with the following:

“(or if the Replaced Lender is being replaced as a result of (1) clause (y) above and the applicable consent requires approval of all Lenders of a particular Tranche but not all Lenders, then the Replacement Lender shall acquire all Commitments, Loans and L/C Interests of such Replaced Lender under such Tranche or (2) such Replaced Lender being a Defaulting Lender, then the Replacement Lender shall acquire all Revolving Commitments, Revolving Loans and L/C Interests of such Replaced Lender under one or more Tranches of Revolving Commitments)”.

(bb)                          Section 2.12(a) of the Credit Agreement is hereby amended by replacing the first sentence thereof with the following:

“Borrower may, at any time during the period commencing on the Second Amendment Effective Date, by written notice to Administrative Agent, request (i) the establishment of one or more new Tranches of Revolving Commitments (“New Incremental Revolving Commitments” and the related Revolving Loans, “New Incremental Revolving Loans”), (ii) an increase to any existing Tranche of Revolving Commitments (the “Incremental Existing Tranche Revolving Commitments”), (iii)  the establishment of additional Term B Facility Loans with terms and conditions identical to the terms and conditions of existing Term B Facility Loans hereunder (“Incremental Term B Loans” and the related commitments, the “Incremental Term B Loan Commitments”); provided, however, that, subject to Section 3.02(d), upfront fees or original issue discount may be paid to Lenders providing such Incremental Term B Loan Commitments and/or (iv) the establishment of one or more new term loans (“New Incremental Term Loans” and the related commitments, “New Incremental Term Loan Commitments”); provided, however, that (x) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.12 shall not exceed the Incremental Commitment Amount (excluding, for the avoidance of doubt, Incremental Commitments excluded from the Incremental Commitment Amount pursuant to the definition thereof) and (y) any such request for Incremental Commitments shall be in a minimum amount of $25.0 million.”

(cc)                            Section 2.12(b) of the Credit Agreement is hereby amended by replacing the term “Increased Commitments” in such section with the term “Incremental Commitments”.

(dd)                          Section 2.12(b)(vi) of the Credit Agreement is hereby restated in its entirety as follows:

“(vi)                        the pro forma Consolidated Senior Secured Leverage Ratio of Borrower (after giving effect to (A) the borrowing of any such applicable Incremental Term Loans, (B) the application of the proceeds therefrom and (C) the application of Section 10.08(e) to any transactions of the type referenced therein (1) that have occurred after the most recent Test Date for which financial statements are available pursuant to Section 9.04(a) or 9.04(b), but on or prior to the date of determination of such Consolidated Senior Secured Leverage Ratio pursuant to this clause (vi) and (2) the occurrence of which, and any resulting pro forma adjustments to the amount of Consolidated Indebtedness, Consolidated EBITDA and/or Consolidated Interest Expense to be applied pursuant to this sub-clause (C) in calculating such pro forma Consolidated Senior Secured Leverage Ratio for the applicable pro forma Test Period, have been publicly disclosed by the Borrower prior to such date of determination) would not exceed the maximum Consolidated Senior Secured Leverage Ratio permitted by Section 10.08(b) as of the most recent Test Date for which financial statements are available pursuant to Section 9.04(a) or 9.04(b).”

(ee)                            Section 2.12(b) of the Credit Agreement is hereby amended by replacing the first and second sentence of the last paragraph thereof with the following:

“Upon the effectiveness of any Incremental Commitment pursuant to this Section 2.12, any Incremental Lender that was not a Lender hereunder at such time shall become a Lender hereunder.  Administrative Agent shall promptly notify each Lender as to the effectiveness of any Incremental Commitments, and (i) in the case of Incremental Revolving Commitments, the Total Revolving Commitments under, and for all purpose of this Agreement, shall be increased by the aggregate amount of such Incremental Revolving Commitments and Annex A-1 shall be modified to reflect the revised Revolving Commitments of the affected Lenders, (ii) any New Incremental Revolving Loans shall be deemed to be additional Revolving Loans hereunder, (iii) any Revolving Loans made under Incremental Existing Tranche Revolving Commitments shall be deemed to be Revolving Loans of the relevant Tranche hereunder, (iv) any Incremental Term B Loans (to the extent funded) shall be deemed to be Term B Facility Loans hereunder and (v) any New Incremental Term Loans shall be deemed to be additional Term Loans hereunder.”

(ff)                                Section 2.12(c)(i) of the Credit Agreement is hereby restated in its entirety as follows:

“(i) (A) the terms and provisions of any New Incremental Revolving Commitments and the related New Incremental Revolving Loans shall be as set forth in this Agreement and as otherwise determined by Borrower, Administrative Agent and Lenders under such Tranche of New Incremental Revolving Commitments and set forth in the related Incremental Joinder Agreement (which, for the avoidance of doubt, may provide for the re-allocation from Pre-Increase Revolving Lenders to Post-Increase Revolving Lenders of participations in Letters of Credit and

Swingline Loans on a ratable basis and for the re-allocation to Post-Increase Revolving Lenders of all Letters of Credit expiring on or after the latest R/C Maturity Date then in effect, as contemplated by Section 2.12(d) hereof); provided, however, that the R/C Maturity Date applicable to such Tranche of New Incremental Revolving Commitments shall not be earlier than the latest R/C Maturity Date then in effect and (B) the terms and provisions of Incremental Existing Tranche Revolving Commitments and the related Revolving Loans shall be identical to the relevant existing Tranche of Revolving Commitments and any provisions applicable to Revolving Loans of such Tranche made hereunder; provided, further, that upfront fees may be paid to Lenders providing Incremental Existing Tranche Revolving Commitments;”

(gg)                          Section 2.12(c)(ii) of the Credit Agreement is hereby restated in its entirety as follows:

“(ii)                            [Reserved];”

(hh)                          Section 2.12(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d)                           Adjustment of Revolving Loans.  To the extent the Revolving Commitments are being increased on the relevant Incremental Effective Date, then (i) in the case of New Incremental Revolving Commitments, each of the Revolving Lenders having a Revolving Commitment prior to such Incremental Effective Date or (ii) in the case of Incremental Existing Tranche Revolving Commitments, each of the Revolving Lenders having a Revolving Commitment under the relevant Tranche prior to such Incremental Effective Date (such Revolving Lenders referred to in clause (i) or (ii) the “Pre-Increase Revolving Lenders”), in each case, shall assign or transfer to any Revolving Lender which is acquiring a new or additional Revolving Commitment on the Incremental Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each such Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Liabilities and Swingline Loans (but not, for the avoidance of doubt, the related Revolving Commitments) outstanding on such Incremental Effective Date as shall be necessary in order that, after giving effect to all such assignments or transfers and purchases, such Revolving Loans and participation interests in L/C Liabilities and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Commitments (in respect of the relevant Tranche, in the case of Incremental Existing Tranche Revolving Commitments) after giving effect to such Incremental Revolving Commitments (and after giving effect to any Revolving Loans made on the relevant Incremental Effective Date); provided, however, that, notwithstanding the foregoing, in the case of New Incremental Revolving Commitments with a maturity date occurring after the latest R/C Maturity Date then in effect, if so provided in the relevant Incremental Joinder Agreement and with the consent of the L/C Lender, participations in Letters of Credit expiring on or after such latest R/C Maturity Date shall be re-allocated from Pre-Increase Revolving Lenders to Post-Increase Revolving Lenders in accordance with the terms of such Incremental Joinder Agreement.  Such assignments or transfers and purchases shall be made pursuant to such procedures as may be designated by the Administrative Agent and shall not be required to be effectuated in accordance with Section 13.05.  For the avoidance of doubt, Revolving Loans and participation interests in L/C Liabilities and Swingline Loans assigned or transferred and purchased (or re-allocated) pursuant to this Section 2.12(d) shall, upon receipt thereof by the relevant Post-Increase Revolving Lenders, be deemed to be Revolving Loans and participation interests in L/C Liabilities and Swingline Loans in respect of the relevant new or additional Revolving Commitments acquired by such Post-Increase Revolving Lenders on the relevant Incremental Effective Date and the terms of such Revolving Loans and participation interests (including, without limitation, the interest rate and maturity applicable thereto) shall be adjusted accordingly.”

(ii)                                  Section 2.12 of the Credit Agreement is hereby amended by adding new clauses (g) and (h) to the end of such section as follows:

“(g)                           Incremental Tranche B Revolving Lenders.  Notwithstanding the foregoing, the extension of Incremental Tranche B Revolving Commitments by the Incremental Tranche B Revolving Lenders on the Second Amendment Effective Date shall be effective as of the Second Amendment Effective Date without the requirement to comply with the procedures set forth above in this Section 2.12 (and shall not, for the avoidance of doubt, reduce the Incremental Commitment Amount); provided, however, that, after giving effect to any borrowings of Revolving Loans made on the Second Amendment Effective Date, any adjustment of Revolving Loans and participation interests in L/C Liabilities and Swingline Loans necessary to comply with, and contemplated by, Section 2.12(d) shall occur and Borrower shall make any payments required pursuant to Section 5.05 in connection with such adjustment.  Effective as of the Second Amendment Effective Date, (i) the Incremental Tranche B Revolving Lenders shall be deemed to be Tranche B Revolving Lenders, (ii) the Incremental Tranche B Revolving Commitments (in the amounts accepted by the Administrative Agent and the Borrower) shall be deemed to be Tranche B Revolving Commitments and (iii) loans made pursuant to the Incremental Tranche B Revolving Commitments shall be deemed to be Tranche B Revolving Loans, in each case, under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.

(h)                                 Incremental Joinder Agreements. An Incremental Joinder Agreement may, subject to Section 2.12(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.12 (including, without limitation, (A) amendments to Section 2.04(b)(iii) and Section 2.09(b)(i) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to a Tranche of New Incremental Revolving Commitments without a concurrent reduction of such Tranche of New Incremental Revolving Commitments and (B) such other technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Incremental Commitments (and any Loans made in respect thereof)).  It is understood and agreed that each Lender that has consented to the Second Amendment has consented, and shall at the Second Amendment Effective Date be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.12 and the arrangements described above in connection therewith (and, for the avoidance of doubt, no further consent from any Lender shall be required in connection therewith, other than Lenders providing Incremental Commitments under such Incremental Joinder Agreement).”

(jj)                                  Article II of the Credit Agreement is hereby amended by adding a new Section 2.13 as follows:

“SECTION 2.13.            Extensions of Loans and Commitments.

(a)                                  The Borrower may, at any time and from time to time after the Second Amendment Effective Date, request that all or a portion of the Term Loans of any Tranche (other than Term A Facility Loans) (an “Existing Term Loan Tranche”) be modified to constitute another Tranche of Term Loans in order to extend the scheduled final maturity date thereof (any such Term Loans which have been so modified, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.13.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Tranche) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to those applicable to the Term Loans of the Existing Term Loan Tranche from which they are to be modified except (i) the scheduled final maturity date shall be extended to the date set forth in the applicable Extension Amendment, (ii)(A) the Applicable Margins with respect to the Extended Term Loans may be higher or lower than the Applicable Margins for the Term Loans of such Existing Term Loan Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the optional and mandatory prepayment rights of the Extended Term Loans shall be subject to the provisions set forth in Sections 2.09(b) and 2.10(b), (iv) the amortization schedule set forth on Annex C-2 applicable to such Existing Term Loan Tranche shall be adjusted to reflect the scheduled final maturity date of the Extended Term Loans and the amortization schedule (including the principal amounts payable pursuant thereto) in respect of such Extended Term Loans set forth in the applicable Extension Amendment; provided, however, that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of such Existing Term Loan Tranche and (v) the covenants set forth in Section 10.08 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the Final Maturity Date in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Term Loans, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02(c)).  Each Lender holding Extended Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.09(b) and 2.10(b) applicable to Term Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and Security Interests created by the Security Documents.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche modified to constitute Extended Term Loans pursuant to any Term Loan Extension Request.  Any Extended Term Loans of any Extension Series shall constitute a separate Tranche and Class of Term Loans from the Existing Term Loan Tranche from which they were modified.  There shall be no more than 3 Tranches, in the aggregate, of Term Loans outstanding at any time.

(b)                                 The Borrower may, at any time and from time to time after the Second Amendment Effective Date, request that all or a portion of the Revolving Commitments of any Tranche (an “Existing Revolving Tranche” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Tranche of Revolving Commitments in order to extend the termination date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.13.  In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Tranche) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Tranche from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the

Applicable Margins with respect to the Extended Revolving Loans may be higher or lower than the Applicable Margins for the Revolving Loans of such Existing Revolving Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any increased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Applicable Fee Percentage with respect to the Extended Revolving Commitments may be higher or lower than the Applicable Fee Percentage for the Revolving Commitments of such Existing Revolving Tranche and (iv) the covenants set forth in Section 10.08 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the Final Maturity Date in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02(c)).  Each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Sections 2.09(b) and 2.10(b) applicable to existing Revolving Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.  No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Tranche modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request.  Any Extended Revolving Commitments of any Extension Series shall constitute a separate Tranche and Class of Revolving Commitments from the Existing Revolving Tranche from which they were modified.  There shall be no more than 4 Tranches, in the aggregate, of Revolving Commitments outstanding at any time.  If, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Tranche, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving Tranche.  In addition, if so provided in the relevant Extension Amendment and with the consent of the L/C Lender, participations in Letters of Credit expiring on or after the latest R/C Maturity Date then in effect shall be re-allocated from Lenders of the Existing Revolving Tranche to Lenders holding Extending Revolving Commitments in accordance with the terms of such Extension Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extending Revolving Commitments, be deemed to be participation interests in respect of such Extending Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(c)                                  The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Tranche are requested to respond.  Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request modified to constitute Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments of the Existing Tranche which it has elected to modify to constitute Extended Loans/Commitments.  In the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Loans/Commitments on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in such Extension Elections. The Borrower shall have the right to withdraw any Extension Request upon written notice to the Administrative Agent in the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request is less than the amount of Extended Loans/Commitments requested pursuant to such Election Request.

(d)                                 Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which shall be substantially in the form of Exhibit R or Exhibit S to this Agreement, as applicable).  Each Extension Amendment shall be executed by the Borrower, the Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby).  An Extension Amendment may, subject to Sections 2.13(a) and (b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.13 (including, without limitation, (A) amendments to Section 2.04(b)(iii) and Section 2.09(b)(i) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to a Tranche of Extended Revolving Commitments without a concurrent reduction of such Tranche of Extended Revolving Commitments and (B) such other technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to the terms and provisions of any Extended Loans/Commitments).  It is understood and agreed that each Lender that has consented to the Second Amendment has consented, and shall at the Second Amendment Effective Date be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.13 and the arrangements described above in connection therewith (and, for the avoidance of doubt, no further consent from any Lender shall be required in connection therewith, other than Lenders providing Extended Loans/Commitments under such Extension Amendment).

(e)                                  In addition to any conditions precedent set forth in any applicable Extension Amendment, no Extension Amendment shall be effective unless, (i) no Default or Event of Default shall have occurred and be continuing at the time of such extension or after giving effect thereto and (ii) (A) the pro forma Consolidated Total Leverage Ratio of Borrower would not exceed the maximum Consolidated Total Leverage Ratio permitted by Section 10.08(a), (B) the pro forma Consolidated Senior Secured Leverage Ratio of Borrower would not exceed the maximum Consolidated Senior Secured Leverage Ratio permitted by Section 10.08(b) and (C) the pro forma Fixed Charge Coverage Ratio would not be less than the minimum Fixed Charge Coverage Ratio permitted by Section 10.08(c), in each case, as of the most recent Test Date for which financial statements are available pursuant to Section 9.04(a) or 9.04(b) and after giving effect to (x) such extension and (y) the application of Section 10.08(e) to any transactions of the type referenced therein (1) that have occurred after such Test Date, but on or prior to the date of determination of such pro forma Consolidated Total Leverage Ratio, Consolidated Senior Secured Leverage Ratio and Fixed Charge Coverage Ratio pursuant to this paragraph (e) and (2) the occurrence of which, and any resulting pro forma adjustments to the amount of Consolidated Indebtedness, Consolidated EBITDA and/or Consolidated Interest Expense to be applied pursuant to this sub-clause (y) in calculating the pro forma Consolidated Total Leverage Ratio, Consolidated Senior Secured Leverage Ratio and Fixed Charge Coverage Ratio for the applicable pro forma Test Period pursuant to this paragraph (e) have been publicly disclosed by the Borrower prior to such date of determination.

(f)                                    Notwithstanding the foregoing, the extension of the Revolving Commitments on the Second Amendment Effective Date shall be effective as of the Second Amendment Effective Date without the requirement to comply with the procedures set forth above in this Section 2.13 and the Second Amendment shall be deemed to be an Extension Amendment.  The modification into Tranche B Revolving Commitments and Tranche B Revolving Loans shall be evidenced by the applicable Extending Lender’s signature to the Second Amendment and the indication on such signature page as to the amount of Revolving Commitments extended.  Effective as of the Second Amendment Effective Date, all Revolving Commitments and Revolving Loans extended as of the Second Amendment Effective Date shall be deemed to be Tranche B Revolving Commitments and Tranche B Revolving Loans, respectively, and all Revolving Commitments and Revolving Loans (excluding, for the avoidance of doubt, Incremental Tranche B Revolving Commitments and Revolving Loans made pursuant thereto by the Incremental Tranche B Revolving Lenders on the Second Amendment Effective Date) not so extended shall be deemed to be Tranche A Revolving Commitments and Tranche A Revolving Loans, respectively.”

(kk)                            Article II of the Credit Agreement is hereby amended by adding a new Section 2.14 as follows:

“SECTION 2.14.                                     Defaulting Lender Provisions.

(a)                                  In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender, the L/C Lender will not be required to (but at its option may) issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swingline Lender will not be required to (but at its option may) make any Swingline Loan, unless (i) the Borrower provides Cash Collateral to the L/C Lender or the Swingline Lender, as the case may be, in an amount equal to the aggregate amount of the funding obligations (contingent or otherwise) of such Defaulting Lender in respect thereof or (ii) the L/C Lender or the Swingline Lender, as the case may be, is otherwise satisfied that any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof satisfactory to the L/C Lender or Swingline Lender.

(b)                                 If, following the Second Amendment Effective Date, any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swingline Loan is at the time outstanding, the L/C Lender and the Swingline Lender, as the case may be, may, by notice to the Borrower and such Defaulting Lender through the Administrative Agent, require the Borrower to Cash Collateralize, within 10 Business Days of such notice, the obligations of the Borrower to the L/C Lender and the Swingline Lender in respect of such Letter of Credit or Swingline Loan in an amount equal to the aggregate amount of the funding obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, unless the Borrower has made other arrangements satisfactory to the Administrative Agent, and to the L/C Lender and the Swingline Lender, as the case may be, in their reasonable discretion to protect them against the risk of non-payment by such Defaulting Lender.

(c)                                  If the Borrower, the Administrative Agent, the L/C Lender and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any Cash Collateral provided by the Borrower in respect of such Defaulting Lender shall be released to the Borrower; provided, however, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.”

(ll)                                  Section 3.01(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a)                            Revolving Credit Loans and Swingline Loans.  Borrower hereby promises to pay (i) to Administrative Agent for the account of each Revolving Lender on each R/C Maturity Date, the entire outstanding principal amount of such Revolving Lender’s Revolving Loans made to Borrower pursuant to the Tranche of Revolving Commitments that terminates on such R/C Maturity Date, and each such Revolving Loan shall mature on such R/C Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the latest R/C Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, however, that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.”

(mm)                      Section 3.01(c) of the Credit Agreement is hereby amended by inserting the phrase “or in Section 2.13” immediately after the phrase “or as provided in Section 2.12” in such section.

(nn)                          Section 3.01(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d)                           New Incremental Term Loans; Extended Term Loans.  New Incremental Term Loans shall mature in installments as specified in the related Incremental Joinder Agreement pursuant to which such New Incremental Term Loans were made, subject, however, to Section 2.12(c).  Extended Term Loans shall mature in installments as specified in the applicable Extension Amendment pursuant to which such Extended Term Loans were established, subject, however, to Section 2.13(a).”

(oo)                          Section 3.02(a)(i) of the Credit Agreement is hereby amended by adding the following after “Margin” and before the “,” at the end of such clause:

“; provided, however, that, for so long as multiple Tranches of Revolving Commitments are outstanding, the interest rate on Swingline Loans shall be the weighted average of the rates then applicable to ABR Loans that are Revolving Loans based on the respective Revolving Commitments outstanding under each such Tranche”.

(pp)                          Section 3.02(b) of the Credit Agreement is hereby amended by adding the following after “time” and before the “.” at the end of the first sentence of Section 3.02(b):

“(determined based on a weighted average if multiple Tranches of Revolving Commitments are then outstanding)”.

(qq)                          Section 3.02(c) of the Credit Agreement is hereby amended by adding the following at the end of such section:

“For the avoidance of doubt, unless otherwise payable on such date, accrued interest on Revolving Loans modified to constitute Tranche B Revolving Loans on the Second Amendment Effective Date shall be not be payable on such date solely by reason of such modification.”

(rr)                                Section 3.02(d) of the Credit Agreement is hereby restated in its entirety as follows:

“(d)                           If the weighted average interest rate of any Incremental Term Loans (other than New Incremental Term Loans that are used, concurrently with the extension of such New Incremental Term Loans, to repay then-outstanding Term B Facility Loans and to pay fees and expenses directly related to the extension of such New Incremental Term Loans) (whether in the form of interest, fees, original issue discount or a combination thereof but excluding arrangement, commitment or underwriting fees (with upfront fees and original issue discount being equated to interest based on the shorter of (x) the remaining life to maturity of such Incremental Term Loans and (y) an assumed four-year average life (e.g., in the case of this clause (y), 200 basis points in upfront fees or original issue discount equals 50 basis points of interest)) is higher by more than 50 basis points than the weighted average yield to maturity (including fees and original issue discount but excluding arrangement or underwriting fees) payable in respect of the Term B Facility Loans immediately prior to the incurrence of any such Incremental Term Loans, then the Applicable Margins then applicable to the Term B Facility shall be increased to the extent necessary to result in the weighted average interest rate applicable to such Incremental Term Loans being not more than 50 basis points higher than the weighted average interest rate applicable to the Term B Facility.  In addition, if pursuant to the terms of any Incremental Term Loans (other than New Incremental Term Loans that are used, concurrently with the extension of such New Incremental Term Loans, to repay then-outstanding Term B Facility Loans and to pay fees and expenses directly related to the extension of such New Incremental Term Loans), the Alternate Base Rate and/or LIBO Rate (or similar rate) applicable to such Incremental Term Loans cannot fall below a specified minimum rate, then the Alternate Base Rate and/or LIBO Rate, as the case may be, applicable to the Term B Facility Loans shall also be subject to such minimum rate.”

(ss)                            Section 5.06(a) of the Credit Agreement is hereby amended by replacing the first through fifth sentences thereof with the following:

“Except as provided in this Section 5.06(a), all payments made by any Credit Party hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense.  Except as provided in this Section 5.06(a), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or taxing authority with respect to such payments (but excluding any Excluded Tax) (all such Taxes (other than Excluded Taxes) being referred to collectively as “Covered Taxes”).  If any Covered Taxes are so levied or imposed (including through withholding by a Credit Party or an Agent), each Credit Party agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or any other Credit Document, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such other Credit Document; provided, however, that no such additional amount shall be required to be paid to any Lender under this Section 5.06 to the extent such additional amount relates to a portion of any sums paid or payable to such Lender under any Note or Guarantee with respect to which such Lender does not act for its own account unless the Beneficial Owner would otherwise be entitled to such additional amount.  The applicable withholding agent shall timely pay the amount of any Covered Taxes to the relevant Governmental Authority in accordance with applicable law.  If a Credit Party is the applicable withholding agent, such relevant Credit Party shall furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law documentation reasonably satisfactory to such Lender evidencing such payment by such Credit Party.”

(tt)                                Section 7.02(i) of the Credit Agreement is hereby amended by deleting “pro forma” in the phrase “after giving pro forma effect thereto” in the first sentence of such section.

(uu)                          Section 8.11(a)(i) of the Credit Agreement is hereby amended by inserting the phrase “made on the Closing Date” immediately before the phrase “to finance the Transactions” in such section.

(vv)                          Section 8.11(b) of the Credit Agreement is hereby amended by replacing the phrase “or for any purpose that entails a violation of, or this is inconsistent with,” with the following:

“or for any other purpose, in each case, that entails a violation of, or is inconsistent with,”.

(ww)                      Section 10.02(n) of the Credit Agreement is hereby amended by adding the following after the term “Security Documents” and before the “;”:

“or in respect of Cash Collateral (to the extent required by the definition of “Cash Collateralize”) provided pursuant to Section 2.10 or 2.14 hereof”.

(xx)                              Section 10.04(c) of the Credit Agreement is hereby amended by deleting the proviso in such section.

(yy)                          Section 10.04(m) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Consolidated Senior Leverage Ratio” in such section with the term “Consolidated Senior Secured Leverage Ratio.”

(zz)                              Section 10.04 of the Credit Agreement is hereby amended by inserting the phrase “clauses (f), (h), (j), (l), (m) or (n) of” immediately before “this Section 10.04” in the proviso to such section.

(aaa)                      Section 10.06(h) of the Credit Agreement is hereby amended by inserting the phrase “from and after the Second Amendment Effective Date” immediately before (i) the phrase “the Borrower” and (ii) the phrase “under Section 10.10(m)”, in each case, in such section.

(bbb)                   Section 10.07 is hereby amended by (A) replacing the “and” before clause (iv) of such section with a “,” and (B) adding the following after such clause (iv) and before the “.”:

“(v) may enter into transactions with Unaffiliated Joint Ventures and Wholly-Owned Subsidiaries of Unaffiliated Joint Ventures, in each case, relating to the provision of management services, overhead, sharing of customer lists and customer loyalty programs”.

(ccc)                      Section 10.08(a) of the Credit Agreement is hereby amended by replacing the last two rows in the table set forth in such section with the following:

September 30, 2009	5.50 to 1.00
December 31, 2009 and each fiscal quarter of Borrower thereafter	5.25 to 1.00

(ddd)                   Section 10.08(b) of the Credit Agreement is hereby amended by replacing each occurrence of the term “Consolidated Senior Leverage Ratio” in such section (including in the title of such section) with the term “Consolidated Senior Secured Leverage Ratio.”

(eee)                      Section 10.08(b) of the Credit Agreement is hereby amended by replacing the last seven rows in the table set forth in such section with the following:

September 30, 2009	4.00 to 1.00
December 31, 2009	4.00 to 1.00
March 31, 2010	4.00 to 1.00
June 30, 2010	4.00 to 1.00
September 30, 2010	4.00 to 1.00
December 31, 2010	4.00 to 1.00
March 31, 2011 and each fiscal quarter of Borrower thereafter	3.75 to 1.00

(fff)                            Section 10.08(e) of the Credit Agreement is hereby amended by replacing the term “Consolidated Senior Leverage Ratio” in such section with the term “Consolidated Senior Secured Leverage Ratio.”

(ggg)                   Section 10.10 of the Credit Agreement is hereby amended by inserting the phrase “of the Borrower or any of its Restricted Subsidiaries” immediately after the first and second occurrences (excluding in the title of such section) of the term “Indebtedness” in such section.

(hhh)                   Section 10.10(e) of the Credit Agreement is hereby amended by replacing the term “Consolidated Senior Leverage Ratio” in such section with the term “Consolidated Senior Secured Leverage Ratio.”

(iii)                               Section 10.10(m) of the Credit Agreement is hereby amended by inserting the phrase “from and after the Second Amendment Effective Date” immediately before (i) the phrase “the purchase” and (ii) the phrase “under Section 10.06(h)”, in each case, in such section.

(jjj)                               Section 10.10 of the Credit Agreement is hereby amended by deleting the “and” before clause (m) of such section and adding the following after such clause (m) and before the “.”:

“; and (n) payment, repurchase, redemption, retirement, acquisition, defeasance or cancellation of Borrower’s and its Restricted Subsidiaries’ Indebtedness; provided, however, that (i) the pro forma Consolidated Total Leverage Ratio of Borrower would not exceed the maximum Consolidated Total Leverage Ratio permitted by Section 10.08(a) and (ii) the pro forma Consolidated Senior Secured Leverage Ratio of Borrower would not exceed the maximum Consolidated Senior Secured Leverage Ratio permitted by Section 10.08(b), in each case, as of the most recent Test Date for which financial statements are available pursuant to Section 9.04(a) or 9.04(b) and after giving effect to (x) such payment, repurchase, redemption, retirement, acquisition, defeasance or cancellation and (y) the application of Section 10.08(e) to any transactions of the type referenced therein (1) that have occurred after such Test Date, but on or prior to the date of determination of such pro forma Consolidated Total Leverage Ratio and Consolidated Senior Secured Leverage Ratio pursuant to this paragraph (n) and (2) the occurrence of which, and any resulting pro forma adjustments to the amount of Consolidated Indebtedness, Consolidated EBITDA and/or Consolidated Interests Expense to be applied pursuant to this sub-clause (y) in calculating the pro forma Consolidated Total Leverage Ratio and Consolidated Senior Secured Leverage Ratio for the applicable pro forma Test Period pursuant to this paragraph (n) have been publicly disclosed by the Borrower prior to such date of determination.”

(kkk)                      Section 12.01 of the Credit Agreement is hereby amended by adding the following between the first and second sentences of such section:

“DBSI is hereby appointed Auction Manager hereunder, and each Lender hereby authorizes the Auction Manager to act as its agent in accordance with the terms hereof and of the other Credit Documents; provided, that the Borrower shall have the right to select and appoint a replacement Auction Manager from time to time by written notice to the Administrative Agent and any such replacement shall also be so authorized to act in such capacity.  The Lenders agree that the Auction Manager shall have solely the obligations in its capacity as Auction Manager as are specifically described in this Agreement and shall be entitled to the benefits of Article XII, as applicable.”

(lll)                               Section 12.06 of the Credit Agreement is hereby amended by adding the following as a new paragraph to the conclusion thereof:

“Each Lender acknowledges that in connection with Borrower Loan Purchases, (i) Borrower may purchase or acquire Term Loans (other than Term A Facility Loans) hereunder from Lenders from time to time, subject to the restrictions set forth in the definition of Eligible Assignee, (ii) Borrower currently may have, and later may come into possession of, information regarding such Term Loans or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into an assignment of such Loans hereunder (“Excluded Information”), (iii) such Lender has independently and without reliance on any other party made such Lender’s own analysis and determined to enter into an assignment of such Loans and to consummate the transactions contemplated thereby notwithstanding such Lender’s lack of knowledge of the Excluded Information and (iv) Borrower shall have no liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Borrower, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Borrower in the Standard Terms and Conditions set forth in the applicable assignment agreement.  Each Lender further acknowledges that the Excluded Information may not be available to the Administrative Agent, the Auction Manager or the other Lenders hereunder.”

(mmm)             Article XII of the Credit Agreement is hereby amended by adding a new Section 12.12 as follows:

“SECTION 12.12.                              Withholding Tax.  To the extent required by any applicable Requirement of Law, an Agent may withhold from any payment to any Lender, an amount equivalent to any applicable withholding tax.  Without limiting or expanding the provisions of Section 5.06, each Lender shall, and does hereby, indemnify the relevant Agent, and shall make payable in respect thereof within 30 calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 12.12.  The agreements in this Section 12.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a

Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder.”

(nnn)                   Section 13.05 of the Credit Agreement is hereby amended by inserting the following after the end of Section 13.05(c) as follows:

“(d)                           Notwithstanding anything to the contrary contained in this Section 13.05 or any other provision of this Agreement, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) at the time of and after giving effect to such purchase and cancellation (as described below), the sum of (1) the aggregate cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (excluding any cash and Cash Equivalents held to satisfy minimum cash-on-hand requirements under Gaming Laws and “cage cash”), plus (2) the aggregate Unutilized R/C Commitments would not be less than $300.0 million, Borrower may purchase outstanding Term Loans (other than Term A Facility Loans) on the following basis:

(i)                                     At any time, and from time to time following the Second Amendment Effective Date, Borrower shall have the right to purchase, for cash, Term Loans (other than Term A Facility Loans) up to an amount to be specified by Borrower at a purchase price to be determined, in each case in accordance with the Auction Procedures established for each such purchase; provided, however, that (x) Borrower shall be entitled to purchase Term Loans pursuant to this Section 13.05(d) solely pursuant to an auction managed by the Auction Manager and shall not be permitted to purchase Term Loans in any other manner (including pursuant to secondary market purchases) and (y) Borrower shall not purchase in excess of a total of $400.0 million aggregate principal amount of Term Loans pursuant to this Section 13.05(d).

(ii)                                  With respect to all purchases and cancellation by Borrower of the Term Loans pursuant to this Section 13.05(d), such purchases and cancellation shall not, for the avoidance of doubt, constitute prepayments or repayments of the Loans (including, without limitation, pursuant to Section 2.09, Section 2.10 or Article IV) for any purpose hereunder.

(iii)                               Immediately upon any Borrower Loan Purchase, the Term Loans purchased pursuant thereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.

(iv)                              Any Borrower Loan Purchase shall be effective upon recordation in the Register (in the manner set forth below) by the Administrative Agent (it being understood that such recordation by the Administrative Agent shall only occur following receipt by the Administrative Agent of (x) a fully executed and completed Borrower Letter, (y) a fully executed and completed Borrower Assignment Agreement effecting the assignment thereof and (z) a written representation from the Borrower that the funds required to be paid with respect to such Borrower Loan Purchase have been transmitted to the assigning Lender).  The Administrative Agent shall deliver to the Lenders upon receipt thereof, the

Borrower Letter as described in clause (x) above.  Each assignment shall be recorded in the Register following the completion of the relevant auction conducted pursuant to the relevant Auction Procedures on the Business Day that the Administrative Agent has received the items noted in clauses (x), (y) and (z) above, if received by 1:00 p.m. New York time, and on the following Business Day if received after such time.  Prompt notice of such recordation shall be provided to Borrower and a copy of such Borrower Assignment Agreement shall be maintained by the Administrative Agent.  The date of such recordation of a transfer shall be referred to herein as the “Borrower Assignment Effective Date.”  After such assignment has been recorded in the Register, the Borrower and such Term Loans shall each be removed by the Administrative Agent from the Register in their entirety.  The assignment fee as set forth in Section 13.05(b) shall not be applicable to any Borrower Loan Purchase consummated pursuant to this Section 13.05(d).

(v)                                 Borrower shall make payment of the purchase price for Term Loans accepted for purchase pursuant to the Auction Procedures by transmitting funds directly to the assigning Lender.

(vi)                              The provisions of this Section 13.05(d) shall not require Borrower to offer to purchase any Term Loans.

(vii)                           If either S&P or Moody’s ever downgrades the Borrower’s corporate rating or corporate family rating, as applicable (in each case to levels less than those in existence on the Second Amendment Effective Date), for any reason (including as a result of any Borrower Loan Purchase being deemed to be a “distressed exchange”), then, with respect to each Borrower Loan Purchase to be consummated thereafter (even if such downgrade is subsequently “cured”), each of S&P and Moody’s shall have confirmed in writing to the Borrower that such Borrower Loan Purchase shall not be deemed to be a “distressed exchange”.

(viii)                        At the time of each Borrower Loan Purchase to be consummated at a time when preceding paragraph (vii) is applicable, the Borrower shall have delivered to the Administrative Agent and the Auction Manager an Officer’s Certificate of a Responsible Officer of the Borrower certifying as to compliance with preceding paragraph (vii).”

(ooo)                   Article XIII of the Credit Agreement is hereby amended by adding a new Section 13.16 as follows:

“SECTION 13.16.                              Waiver of Claims.  Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the Credit Parties hereby agree that Borrower shall not acquire any rights as a Lender under this Agreement as a result of any Borrower Loan Purchase and may not make any claim as a Lender against any Agent or any Lender with respect to the duties and obligations of such Agent or Lender pursuant to this Agreement and the other Credit Documents; provided, however, that, for the avoidance of doubt, the foregoing shall not impair Borrower’s ability to make a claim in respect of a breach of the representations or warranties or obligations of the relevant Assignor in a Borrower Loan Purchase, including in the Standard Terms and Conditions set forth in the assignment agreement applicable to a Borrower Loan Purchase.”

SECTION 3.                                Amendments to Annexes and Exhibits.  The Credit Agreement is hereby amended by amending or adding the Annexes and Exhibits thereto as follows:

(a)                                  Annex B-1 to the Credit Agreement is hereby replaced in its entirety by Annex B-1 attached hereto.

(b)                                 Exhibit A-1 (Form of Revolving Note) is hereby replaced in its entirety by Exhibit A-1 attached hereto.

(c)                                  Exhibit B (Form of Notice of Borrowing) to the Credit Agreement is hereby replaced in its entirety by Exhibit B attached hereto.

(d)                                 Exhibit L (Form of Letter of Credit Request) to the Credit Agreement is hereby amended by deleting the parenthetical “(date must not be beyond the five Business Days prior to the R/C Maturity Date)” in footnote 4 to such Exhibit.

(e)                                  Exhibit P (Form of Auction Procedures) attached hereto is hereby added to the Credit Agreement.

(f)                                    Exhibit Q (Form of Borrower Letter) attached hereto is hereby added to the Credit Agreement.

(g)                                 Exhibit R (Form of Term Loan Extension Amendment) attached hereto is hereby added to the Credit Agreement.

(h)                                 Exhibit S (Form of Revolving Extension Amendment) attached hereto is hereby added to the Credit Agreement.

SECTION 4.                                Extensions.  As of the Second Amendment Effective Date, each Lender that has executed and delivered to the Administrative Agent a counterpart of this Amendment indicating that all or a portion of its Revolving Commitments (and related Revolving Loans) shall be extended shall be deemed to hold Tranche B Revolving Commitments (and related Tranche B Revolving Loans) (and its participations in Letters of Credit and Swingline Loans in respect of such Revolving Commitments so extended shall be deemed to be participations in respect of such Tranche B Revolving Commitments) in such indicated amounts.  Each such Lender agrees that such Tranche B Revolving Commitments (and related Tranche B Revolving Loans) are subject to the terms of the Credit Agreement as amended by this Amendment.

SECTION 5.                                Incremental Tranche B Revolving Commitments.  As of the Second Amendment Effective Date, each Person that has executed and delivered to the Administrative Agent a Tranche B Revolving Lender Addendum agrees to hold an Incremental Tranche B Revolving Commitment up to the amount indicated in such Tranche B Revolving Lender Addendum; provided, however, that the Administrative Agent and the Borrower shall determine the final allocation of Incremental Tranche B Revolving Commitments in their sole discretion and may accept or reject any Incremental Tranche B Revolving Commitment in whole or in part; provided, further, that the aggregate amount of Incremental Tranche B Revolving Commitments that shall be accepted by the Administrative Agent and the Borrower and become effective on the Second Amendment Effective Date shall not exceed $250.0 million (i) minus the amount by which the aggregate principal amount of Revolving Commitments (and related Revolving Loans) extended on the Second Amendment Effective Date exceeds $500.0 million and (ii) plus the amount by which the aggregate principal amount of Revolving Commitments (and related Revolving Loans) extended on the Second Amendment Effective Date is less than $500.0 million (provided that (A) the amount referred to in this clause (ii) shall not exceed $25.0 million and (B) on the Second Amendment Effective Date, the aggregate amount of Tranche A Revolving Commitments shall be permanently reduced by an amount equal to the amount referred to in this clause (ii) (which shall be pro rata among Tranche A Revolving Lenders)).  Each Incremental Tranche B Revolving Lender holding an Incremental Tranche B Revolving Commitment that is accepted by the Administrative Agent and the Borrower agrees that such Incremental Tranche B Revolving Commitment is subject to the terms of the Credit Agreement as amended by this Amendment.

SECTION 6.                                Consent and Waiver.  Pursuant to Section 13.04 of the Credit Agreement, the Lenders party hereto hereby consent to the transactions described in this Amendment and waive the requirements of any provision of the Credit Agreement or any other Credit Document that might otherwise result in a breach of the Credit Agreement or such other Credit Documents or a Default or Event of Default as a result of or in connection with the consummation of such transactions.

SECTION 7.                                Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which each of the following conditions is satisfied:

(a)                                  the Administrative Agent (or its counsel) shall have received from the Required Lenders, the L/C Lender, the Swingline Lender, the Borrower, the Guarantors and each of the other parties hereto, a counterpart of this Amendment signed on behalf of such party;

(b)                                 a minimum aggregate principal amount to be agreed by the Borrower and the Co-Lead Arrangers of Revolving Commitments (and related Revolving Loans) shall have been agreed to be extended by Extending Revolving Lenders;

(c)                                  the Administrative Agent shall have received payment of (i) a consent fee on behalf of each Lender consenting to this Amendment in an amount equal to 0.20% of the aggregate amount of Term Loans and/or Revolving Commitments held by such Lender, (ii) an additional extension fee on behalf of each Revolving Lender also agreeing to become an Extending Revolving Lender in an amount equal to 0.90% of the aggregate amount of the Revolving Commitments (and related Revolving Loans) of such Lender being extended and (iii) an upfront fee in an amount to be agreed by the Borrower and the Administrative Agent on behalf of each Person agreeing to hold an Incremental Tranche B Revolving Commitment that is accepted by the Administrative Agent and the Borrower, in each case, to the extent that such Lender or other Person has executed and delivered to the Administrative Agent (or its designee) a counterpart hereof (and/or, in the case of clause (iii), an Incremental Tranche B Revolving Lender Addendum) by 5:00 p.m. (New York time) on August 25, 2009 (it being understood that the Borrower in its sole discretion may, but shall be under no obligation to, agree with the Administrative Agent (A) to pay the fees referred to in clauses (i) and (ii) to the Administrative Agent on behalf of Revolving Lenders that consent to this Amendment and agree to become Extending Revolving Lenders after such time and date, (B) to pay the fee referred to in clause (ii) to the Administrative Agent on behalf of Revolving Lenders that have consented to this Amendment before such time and date and agree to become Extending Revolving Lenders after such time and date and/or (C) to pay the fee referred to in clause (iii) to the Administrative Agent on behalf of Persons that agree after such time and date to hold an Incremental Tranche B Revolving Commitment that is accepted by the Administrative Agent and the Borrower);

(d)                                 the Co-Lead Arrangers shall have received all respective fees and expenses due to them pursuant to those certain engagement letters by and between certain of the Co-Lead Arrangers and the Borrower relating to this Amendment;

(e)                                  the Administrative Agent shall have received reimbursement or payment of all fees and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) incurred in connection with this Amendment to the extent invoiced;

(f)                                    all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received certified true and complete copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Credit Party and of all corporate or other authority for each Credit Party (including board of directors (or the functional equivalent thereof) resolutions) with respect to the execution, delivery and performance of this Amendment and each other document to be delivered by each such Credit Party from time to time in connection herewith and the extensions of credit hereunder, certified as of the Second Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of each such Credit Party;

(g)                                 the representations and warranties in Section 8 of this Amendment shall be true and correct (or, in the case of the representations and warranties in Section 8(c) and 8(f), true and correct in all material respects) and the Administrative Agent shall have received an Officer’s Certificate of Borrower, dated the Second Amendment Effective Date, certifying to the effect set forth in Sections 8(d) and 8(e) of this Amendment;

(h)                                 the Borrower shall have received receipt of approvals required for this Amendment from any applicable Gaming Authority;

(i)                                     the Borrower shall have provided to the Administrative Agent a Notice of Borrowing within the relevant time period specified in Section 4.05 of the Credit Agreement in respect of any borrowing of Revolving Loans to be made on the Second Amendment Effective Date;

(j)                                     the conditions precedent set forth in Section 7.02 of the Credit Agreement shall be satisfied in respect of any borrowing of Revolving Loans to be made on the Second Amendment Effective Date and the Administrative Agent shall have received an Officer’s Certificate of Borrower, dated the Second Amendment Effective Date, certifying to such effect;

(k)                                  all Term A Facility Loans outstanding under the Credit Agreement shall have been repaid prior to, or shall be repaid concurrently with, the effectiveness of this Amendment on the Second Amendment Effective Date in accordance with the terms of the Credit Agreement;

(l)                                     not less than $70.0 million aggregate principal amount of Term B Facility Loans shall have been repaid prior to, or shall be repaid concurrently with, the effectiveness of this Amendment on the Second Amendment Effective Date in accordance with the terms of the Credit Agreement;

(m)                               the Administrative Agent and the Collateral Agent shall have received the results of lien searches conducted against Borrower and its Restricted Subsidiaries;

(n)                                 the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Real Property (together with (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each applicable Guarantor relating thereto and (z) evidence of insurance with respect to the Mortgaged Real Properties in form and substance reasonably satisfactory to the Collateral Agent); and

(o)                                 the Administrative Agent shall have received legal opinions in form and substance satisfactory to the Administrative Agent, dated the Second Amendment Effective Date, of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and certain of the Guarantors, (ii) Ballard Spahr LLP, Pennsylvania counsel to the Borrower, and (iii) local counsel to certain of the Credit Parties in Delaware, Illinois, Indiana, Louisiana, Maine, Mississippi, Missouri and West Virginia, in each case addressed to the Administrative Agent and each Lender and with respect to such matters as the Administrative Agent shall reasonably request.

Upon satisfaction of the conditions precedent set forth above, the Administrative Agent shall promptly notify the Borrower and the Lenders of its determination that this Amendment has become effective, which determination shall, absent manifest error, be conclusive and binding on the Borrower and the Lenders for all purposes.

Concurrently with the effectiveness of this Amendment on the Second Amendment Effective Date, the aggregate amount of Tranche A Revolving Commitments shall be permanently reduced by the amount, if any, required by Section 5 of this Amendment (which shall be pro rata among Tranche A Revolving Lenders) and the Borrower shall repay such amount of Tranche A Revolving Loans as is necessary to cause the remaining Tranche A Revolving Commitments to equal or exceed the outstanding Tranche A Revolving Loans, Swingline Exposure and L/C Liabilities of Tranche A Revolving Lenders, in each case, in accordance with the Credit Agreement.

SECTION 8.                                Representations and Warranties.  Each Credit Party represents and warrants to the Administrative Agent and to each of the Lenders that:

(a)                                  This Amendment has been duly executed and delivered by such Credit Party and constitutes its legal, valid and binding obligation, enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)                                 The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the constitutional or organizational documents of such Credit Party; (ii) contravene any material law, statute, rule or regulation binding on or affecting such Credit Party, except as would not result in a Material Adverse Effect; (iii) violate or result in a default or event of default or an acceleration of any rights or benefits (A) under the Credit Agreement or any other Credit Document or (B) except as would not result in a Material Adverse Effect, any material indenture, agreement or other instrument binding upon such Credit Party; or (iv) result in, or require the creation or imposition of, any Lien on any assets of such Credit Party that would have or could reasonably be expected to have a Material Adverse Effect, except Liens created under the Credit Documents.

(c)                                  After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(i)                                     impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(ii)                                  requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens other than the actions required by Section 7 of this Amendment.

(d)                                 Both before and after giving effect to this Amendment, the representations and warranties of each Credit Party set forth in the Credit Documents (including, without limitation, the representations and warranties set forth in Article VIII of the Credit Agreement) are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(e)                                  Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(f)                                    There has been no change in the information required pursuant to the Perfection Certificate dated April 6, 2009, except as set forth in an updated Perfection Certificate executed and delivered by the Borrower to the Administrative Agent and the Collateral Agent on or prior to the Second Amendment Effective Date.

SECTION 9.                                Real Estate Matters.  The Borrower covenants that it shall deliver to the Administrative Agent or Collateral Agent, as applicable:

(a)                                  with respect to (1) each Mortgage encumbering Mortgaged Real Property, an amendment thereof (each a “Mortgaged Real Property Amendment”) duly executed and acknowledged by the applicable Credit Party, and (2) each Ship Mortgage encumbering Mortgaged Vessels, an amendment thereof (each a “Ship Mortgage Amendment”, and together with the Mortgaged Real Property Amendments, the “Mortgage Amendment(s)”), in each case, in form for recording or filing in the recording office or filing office where each such Mortgage or Ship Mortgage was recorded or filed, together with such documentation, including without limitation, certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law or which shall be required to confirm the current ownership of or title to all Mortgaged Real Property and Mortgaged Vessels and in form and substance reasonably satisfactory to the Collateral Agent;

(b)                                 with respect to each Mortgaged Real Property, the results of Lien (including tax) searches conducted by a title insurance company, and in form and substance, reasonably satisfactory to the Administrative Agent;

(c)                                  with respect to each Mortgage Amendment, opinions of local counsel and admiralty counsel to the Credit Parties, which opinions (1) shall be addressed to each Agent and each of the Lenders, (2) shall cover the due authorization, execution, delivery and enforceability of the respective Mortgage or Ship Mortgage as amended by the respective Mortgage Amendment, as applicable, and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (3) shall be in form and substance reasonably satisfactory to the Agents; and

(d)                                 evidence acceptable to the Collateral Agent of payment by the appropriate Credit Party of all applicable search and examination charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording and filing of the Mortgage Amendments referred to in this Section 9.

The Borrower shall deliver or cause to be delivered each of the documents and instruments required pursuant to this Section 9 within thirty (30) days after the Second Amendment Effective Date, unless extended by the Administrative Agent in its sole discretion.

SECTION 10.                          Other Matters.  The Credit Parties acknowledge and agree that the Credit Agreement (as modified hereby) and each other Credit Document, and all Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind, and they are hereby reaffirmed and ratified.

By executing and delivering a counterpart hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall be fully guaranteed pursuant to the Guarantees. Each of the Credit Parties acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Collateral Agent pursuant to the Security Documents are (and shall continue to be) subject to the fully perfected liens and security interests of the Collateral Agent for the benefit of the Secured Parties (subject to any applicable provisions set forth in the Credit Documents with respect to limitations as to Liens on the Collateral), as collateral security for all of the Obligations. In connection with the foregoing, each Credit Party hereby respectively reaffirms and ratifies (a) any Guarantee given by it and (b) its prior conveyances to the Collateral Agent for the benefit of the Lenders of a continuing security interest in and Lien on the Collateral described in the instrument conveying such security interest.

SECTION 11.                          Reference to and Effect on the Agreement.  On and after giving effect to this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Credit Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.  The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION 12.                          Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 13.                          Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE

COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

SECTION 14.                          Certain Notices.  Notwithstanding anything to the contrary contained in Sections 2 through 11 of this Amendment or Section 4.05 of the Credit Agreement, (i) the Notice of Borrowing referred to in Section 7(i) of this Amendment, (ii) the notice of prepayment in respect of the repayment of Term A Facility Loans referred to in Section 7(k) of this Amendment and (iii) the notice of reduction in respect of the permanent reduction of Tranche A Revolving Commitments (and any required repayment of Tranche A Revolving Loans), if any, required by Section 5 of this Amendment, in each case, delivered by the Borrower to the Administrative Agent may be conditioned on the satisfaction of the conditions in Section 7 of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties, intending to be bound hereby, have caused this Amendment to be executed on their behalf by their duly authorized officers on the date first above written.

PENN NATIONAL GAMING, INC.

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

BSL, INC.
BTN, INC.
CHC CASINOS CORP.
CRC HOLDINGS, INC.
HOLLYWOOD CASINO CORPORATION
HWCC-TUNICA, INC.
LOUISIANA CASINO CRUISES, INC.
MOUNTAINVIEW THOROUGHBRED RACING
ASSOCIATION
PENN BULLPEN, INC.
PENN BULLWHACKERS, INC.
PENN NATIONAL HOLDING COMPANY
PENNSYLVANIA NATIONAL TURF CLUB, INC.
ARGOSY GAMING COMPANY
THE INDIANA GAMING COMPANY
INDIANA GAMING HOLDING COMPANY
THE MISSOURI GAMING COMPANY
OHIO RACING COMPANY
RACEWAY PARK, INC.
CRAZY HORSES, INC.

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

PNGI CHARLES TOWN GAMING LIMITED
LIABILITY COMPANY
By:	Penn National Holding Company,
Its Managing Member

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

[Signature page to Second Amendment]

INDIANA GAMING II, L.P.
By:	Indiana Gaming Holding Company,
Its General Partner

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

INDIANA GAMING COMPANY, L.P.
By:	The Indiana Gaming Company,
Its General Partner

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

PENN NATIONAL GSFR, LLC
By:	Penn National Gaming, Inc.,
Its Sole Member

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

ALTON GAMING COMPANY
ARGOSY OF IOWA, INC.
BANGOR HISTORIC TRACK, INC.
EMPRESS CASINO JOLIET CORPORATION
HOLLYWOOD CASINO-AURORA, INC.
IOWA GAMING COMPANY

By:	/s/ Peter M. Carlino
Name: Peter M. Carlino
Title: Chief Executive Officer

BELLE OF SIOUX CITY, L.P.
By:	Iowa Gaming Company,
Its General Partner

By:	/s/ Peter M. Carlino
Name: Peter M. Carlino
Title: Chief Executive Officer

[Signature page to Second Amendment]

KANSAS PENN GAMING LLC
PENN SUMNER, LLC
ZIA PARK LLC

By:	/s/ Robert S. Ippolito
Name: Robert S. Ippolito
Title: Treasurer

[Signature page to Second Amendment]

DEUTSCHE BANK SECURITIES INC.,
as Co-Lead Arranger, Co-Book Running Manager and Auction Manager

By:	/s/ Kevin Sherlock
Name: Kevin Sherlock
Title: Managing Director

By:	/s/ William Frauen
Name: William Frauen
Title: Managing Director

[Signature page to Second Amendment]

WELLS FARGO SECURITIES, LLC,
as Co-Lead Arranger and
Co-Book Running Manager

By:	/s/ Whitney Wall
Name: Whitney Wall
Title: Vice President

[Signature page to Second Amendment]

BANC OF AMERICA SECURITIES LLC,
as Co-Lead Arranger and
Co-Book Running Manager

By:	/s/ Richard Arendale
Name: Richard Arendale
Title: Principal

[Signature page to Second Amendment]

RBS SECURITIES INC.,
as Co-Lead Arranger and
Co-Book Running Manager

By:	/s/ Douglas P. Harmon
Name: Douglas P. Harmon
Title: Managing Director

[Signature page to Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and L/C Lender

By:	/s/ Peitty Chou
Name: Peitty Chou
Title: Vice President

[Signature page to Second Amendment]

BANK OF AMERICA, N.A.,
as Syndication Agent

By:	/s/ Brian D. Corum
Name: Brian D. Corum
Title: Senior Vice President

[Signature page to Second Amendment]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Collateral Agent and Swingline Lender

By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

[Signature page to Second Amendment]

WACHOVIA BANK NATIONAL ASSOCIATION, as L/C Lender

By:	/s/ G. Lee Wagner, Jr.
Name: G. Lee Wagner, Jr.
Title: Vice President

[Signature page to Second Amendment]

*	,
as Lender

By:
Name:
Title:

If two signatures are required:

By:
Name:
Title:

Amount of Revolving Commitments Extended:	$

* Form of signature page executed by the other lenders party to this amendment.

[Signature page to Second Amendment]

ANNEX A

LENDER ADDENDUM

Reference is made to the SECOND AMENDMENT (the “Second Amendment”) to be entered into among PENN NATIONAL GAMING, INC., a Pennsylvania corporation, DEUTSCHE BANK SECURITIES INC., WELLS FARGO SECURITIES, LLC and BANC OF AMERICA SECURITIES LLC, as co-lead arrangers and co-book running managers, WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF AMERICA, N.A., as syndication agents, the Lenders party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Swingline Lender, Administrative Agent and Collateral Agent under the Credit Agreement (as defined below), WACHOVIA BANK NATIONAL ASSOCIATION, as L/C Lender under the Credit Agreement, and the other parties thereto to the Credit Agreement, dated as of October 3, 2005 (as amended, modified or supplemented prior to the Second Amendment Effective Date, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors party thereto from time to time, the Lenders from time to time party thereto, the L/C Lenders party thereto, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS CREDIT PARTNERS L.P. and LEHMAN BROTHERS INC., as joint lead arrangers and joint bookrunners, GOLDMAN SACHS CREDIT PARTNERS L.P. and LEHMAN COMMERCIAL PAPER INC., as co-syndication agents, DEUTSCHE BANK TRUST COMPANY AMERICAS, as swingline lender, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent, and CALYON NEW YORK BRANCH, WELLS FARGO BANK, NATIONAL ASSOCIATION and BANK OF SCOTLAND, as co-documentation agents.  Unless otherwise defined herein, terms defined in the Second Amendment and used herein shall have the meanings given to them in the Second Amendment.

The undersigned hereby agrees to become an Incremental Tranche B Revolving Lender under the Credit Agreement, as amended by the Second Amendment, having an Incremental Tranche B Revolving Commitment of $                                  .  The undersigned understands that final allocations of Incremental Tranche B Revolving Commitments will be made at the sole discretion of the Administrative Agent and the Borrower and that the Administrative Agent and the Borrower may accept or reject any Incremental Tranche B Commitment in whole or in part.

THIS TRANCHE B REVOLVING LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed signature page hereof by facsimile transmission (or email) shall be effective as delivery of a manually executed counterpart hereof.

The undersigned’s address for notices pursuant to the Credit Agreement is as follows:

Name of Incremental Tranche B Revolving Lender:
Notice Address:

Attention:

Telephone:

Facsimile:

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IN WITNESS WHEREOF, the undersigned has caused this Tranche B Revolving Lender Addendum to be duly executed and delivered by its proper and duly authorized officers as of this            day of August 2009.

,
as Incremental Tranche B Revolving Lender

By:
Name:
Title:

If two signatures are required:

By:
Name:
Title:

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ANNEX B-1

Applicable Margin for Revolving Loans,

Swingline Loans and Term A Facility Loans

and

Applicable Fee Percentage

Pricing	Consolidated Total	Applicable Margin for Tranche A Revolving Loans, Swingline Loans (1) and Term A Facility Loans		Applicable Margin for Tranche B Revolving Loans and Swingline Loans (1)		Applicable Fee
Level	Leverage Ratio	LIBOR+	ABR+	LIBOR+	ABR+	Percentage (2)

Level I	Greater than 5.50 to 1.00	2.25%	1.25%	3.75%	2.75%	0.500%

Level II	Less than or equal to 5.50 to 1.00 but greater than 5.00 to 1.00	2.00%	1.00%	3.50%	2.50%	0.500%

Level III	Less than or equal to 5.00 to 1.00 but greater than 4.50 to 1.00	1.75%	0.75%	3.25%	2.25%	0.375%

Level IV	Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	1.50%	0.50%	3.00%	2.00%	0.300%

Level V	Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	1.25%	0.25%	2.75%	1.75%	0.250%

Level VI	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.00%	0.00%	2.50%	1.50%	0.250%

Level VII	Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	1.00%	0.00%	2.25%	1.25%	0.250%

Level VIII	Less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00	1.00%	0.00%	2.00%	1.00%	0.250%

Level IX	Less than or equal to 2.00 to 1.00	1.00%	0.00%	1.75%	0.75%	0.250%

(1)           Swingline Loans may only be maintained as ABR Loans.  For so long as multiple Tranches of Revolving Commitments are outstanding, the interest rate on Swingline Loans shall be the weighted average of the rates then applicable to ABR Loans that are Revolving Loans based on the respective Revolving Commitments outstanding under each such Tranche.

(2)           Applies to Revolving Facility.

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